EXHIBIT 99.1

  The First Bancshares, Inc. Presented at Gulf South Bank Conference

    HATTIESBURG, Miss.--(BUSINESS WIRE)--May 2, 2007--The First Bancshares, Inc. (Nasdaq: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) today addressed financial analysts from across the nation during the 12th annual Gulf South Bank Conference at the Ritz-Carlton Hotel in New Orleans.

    David E. Johnson, Chairman and Chief Executive Officer, M. Ray "Hoppy" Cole, Jr., President and Dee Dee Lowery, Executive Vice
President and Chief Financial Officer discussed the overall business strategies and financial performance of The First Bancshares, Inc. You may access a replay of the web cast by going to our website at www.thefirstbank.com.

    The investment community recognizes the Gulf South Bank Conference as one of the premier regional bank conferences with an emphasis on mid-to-small-cap companies. Scheduled for April 30 - May 2, the conference featured insightful presentations from executive management representing 25 financial institutions from across the Southeast.

    'Forward-looking statements' as defined in the Private Securities Litigation Reform Act of 1995 may be included in this release. A variety of factors could cause The First Bancshares, Inc.'s actual results to differ from those expected at the time of this release. Investors are urged to carefully review and consider the various disclosures made by The First Bancshares, Inc. in its periodic reports filed with the Securities and Exchange Commission.

    About The First Bancshares, Inc.

    The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, The First is now ranked in the top 20 banks by asset size in Mississippi. The First has operations in Hattiesburg, Laurel, Purvis, Picayune, Pascagoula, Bay St. Louis, Wiggins and Gulfport, Mississippi. The Company's stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company's website: www.thefirstbank.com.

    CONTACT: The First Bancshares, Inc.
             David Johnson
             Chief Executive Officer
             601-268-8998